As filed with the Securities and Exchange Commission on May 28, 2004
                                               Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                              --------------------
                            The ServiceMaster Company
             (Exact Name of Registrant as Specified in its Charter)

                        Delaware                                                 36-3858106
    (State or Other Jurisdiction of Incorporation or                (I.R.S. Employer Identification No.)
                      Organization)

                           3250 Lacey Road, Suite 600
                       Downers Grove, Illinois 60515-1700
                                 (630) 663-2000
          (Address and Telephone Number of Principal Executive Offices)
                              --------------------


                    ServiceMaster Deferred Compensation Plan
                            (Full Title of the Plan)

                                  Jim L. Kaput
                    Senior Vice President and General Counsel
                            The ServiceMaster Company
         3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515-1700
                                 (630) 663-2000
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                                      CALCULATION OF REGISTRATION FEE

================================ ====================== ======================= ====================== ======================
                                                           Proposed Maximum       Proposed Maximum
      Title of Each Class            Amount to be           Offering Price       Aggregate Offering          Amount of
of Securities to be Registered        Registered               Per Unit                 Price            Registration Fee
-------------------------------- ---------------------- ----------------------- ---------------------- ----------------------
-------------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Deferred Compensation
Obligations..................       $20,000,000 (1)            N/A (1)                   (1)                  $2,534
================================ ====================== ======================= ====================== ======================

(1) The Deferred Compensation Obligations are unsecured obligations of The ServiceMaster Company to pay deferred compensation in the future in accordance with the terms of the ServiceMaster Deferred Compensation Plan. Participants in the Plan may elect from among various investment options. These investments will accrue earnings (or losses) on the obligations based on their respective performance.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

         The following documents heretofore filed (File No. 1-14762) with the Securities and Exchange Commission (the "Commission") by The ServiceMaster Company ("ServiceMaster") are incorporated herein by reference:

         1. Annual Report on Form 10-K for the year ended December 31, 2003; and

         2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

         All documents filed by ServiceMaster with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "incorporated documents"), it being understood that any documents filed by ServiceMaster with the Commission pursuant to Item 9 or Item 12 of Form 8-K shall not be deemed to be incorporated by reference into this registration statement.

         Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.       Description of Securities.

         The $20,000,000 of deferred compensation obligations (the "Obligations") being registered under this registration statement may be offered to certain eligible employees of ServiceMaster and its subsidiaries pursuant to the ServiceMaster Deferred Compensation Plan (the "Deferred Compensation Plan"). The Obligations are general unsecured obligations of ServiceMaster to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan from the general assets of ServiceMaster. The Obligations, which are credited to a bookkeeping account, rank pari passu with other unsecured and unsubordinated indebtedness of ServiceMaster from time to time outstanding. While ServiceMaster has established a trust to hold assets contributed under the Deferred Compensation Plan, these assets remain subject to claims of any unsecured creditor or holder of unsubordinated indebtedness of ServiceMaster from time to time outstanding.

         The amount of compensation deferred by each participant is determined in accordance with such participant's deferral election and the provisions of the Deferred Compensation Plan. The Deferred Compensation Plan provides for the investment of each participant's deferral account in such investments as the participant may have elected from among various investment options in each Deferred Compensation Plan year. A participant's deferral account is indexed to the investment elections made by such participant in accordance with the Deferred Compensation Plan. Participants cannot sell, assign, transfer, pledge or otherwise encumber Obligations. All deferral accounts together with earnings thereon will be payable upon the termination of the deferral period, retirement, death, disability or termination of employment in a single lump sum or, at the election of the participant, in annual installments in accordance with the terms of the Deferred Compensation Plan.

         ServiceMaster reserves the right to amend or terminate the Deferred Compensation Plan at any time, subject to any stockholder approval required by applicable law, provided, that no amendment or termination may adversely affect the rights of any participant with respect to amounts that have been credited to such participant's account prior to the date of amendment or termination.

         The Obligations are not convertible into any other security of ServiceMaster. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant of ServiceMaster.

Item 5.       Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.       Indemnification of Directors and Officers.

         ServiceMaster is incorporated under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law allows for indemnification of directors and officers of Delaware corporations against certain expenses, judgments, fines and settlements in connection with litigation. ServiceMaster's Amended and Restated Certificate of Incorporation provides for indemnification of the directors and officers of ServiceMaster against certain liabilities. In addition, Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of its directors and officers against certain liabilities. All of ServiceMaster's directors and officers are covered by insurance policies maintained and held in effect by ServiceMaster against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 7.       Exemption from Registration Claimed.

         Not Applicable.

Item 8.       Exhibits.

Exhibit No.                                 Description
-----------                                 -----------

4.1               Amended and Restated Certificate of Incorporation of ServiceMaster, as filed with the Secretary of
                  State, State of Delaware, on November 6, 1997, is incorporated by reference to Exhibit 1 to
                  ServiceMaster's Current Report on Form 8-K, No. 2 dated February 26, 1998 (File No. 1-14762).

4.2               Bylaws of ServiceMaster, as amended through April 26, 2002, are incorporated by reference to
                  Exhibit 3(ii) to ServiceMaster's Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2002 (File No. 1-14762).

4.3               ServiceMaster Deferred Compensation Plan, as amended and restated effective October 24, 2002, is incorporated by reference to Exhibit 10.29 to ServiceMaster's Annual Report on Form 10-K for the
                  year ended December 31, 2003 (File No. 1-14762).

5*                Opinion of Counsel.
                                      II-2

23.1*             Consent of Deloitte & Touche LLP.

23.2*             Consent of Counsel (included in Exhibit 5).

24*               Powers of Attorney.

* Filed herewith.

Item 9.       Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Downers Grove, State of Illinois, on May 28, 2004.

                               THE SERVICEMASTER COMPANY

                               By:   /s/  Jim L. Kaput
                                    ---------------------------------
                                    Jim L. Kaput
                                    Senior Vice President and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                        Title                                 Date
---------                                                        ------                                ----
   /s/  Jonathan P. Ward                        Chairman and Chief Executive Officer and           May 28, 2004
------------------------------------                            Director
   Jonathan P. Ward

   /s/  Ernest J. Mrozek                         President and Chief Financial Officer             May 28, 2004
------------------------------------            (Principal Financial Officer and Principal
   Ernest J. Mrozek                                          Accounting Officer)


                       *                                        Director                          April 30, 2004
------------------------------------
    Paul W. Berezny

                        *                                       Director                          April 30, 2004
------------------------------------
    John L. Carl

                       *                                        Director                          April 30, 2004
------------------------------------
    Brian Griffiths

                       *                                        Director                          April 30, 2004
------------------------------------
    Sidney E. Harris

__________________________                                      Director
    Roberto R. Herencia

                       *                                        Director                          April 30, 2004
------------------------------------
    Herbert P. Hess

                       *                                        Director                          April 30, 2004
------------------------------------
    James D. McLennan

                       *                                        Director                          April 30, 2004
------------------------------------
    Dallen W. Peterson


                        *                                       Director                          April 30, 2004
------------------------------------
    Betty Jane Scheihing

                       *                                        Director                          April 30, 2004
------------------------------------
    David K. Wessner


* The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the Powers of Attorney executed by certain of the above-named officers and directors of The ServiceMaster Company.

                              By:   /s/  Jim L. Kaput
                                    ------------------------------------------
                                    Jim L. Kaput
                                    Senior Vice President and General Counsel

                                  EXHIBIT INDEX

Exhibit No.                                                   Description
----------                                                    ------------
4.1               Amended and Restated Certificate of Incorporation of ServiceMaster, as filed with the Secretary of
                  State, State of Delaware, on November 6, 1997, is incorporated by reference to Exhibit 1 to
                  ServiceMaster's Current Report on Form 8-K, No. 2 dated February 26, 1998 (File No. 1-14762).

4.2               Bylaws of ServiceMaster, as amended through April 26, 2002, are incorporated by reference to
                  Exhibit 3(ii) to ServiceMaster's Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2002 (File No. 1-14762).

4.3               ServiceMaster Deferred Compensation Plan, as amended and restated effective October 24, 2002, is incorporated by reference to Exhibit 10.29 to ServiceMaster's Annual Report on Form 10-K for the
                  year ended December 31, 2003 (File No. 1-14762).

5*                Opinion of Counsel.

23.1*             Consent of Deloitte & Touche LLP.

23.2*             Consent of Counsel (included in Exhibit 5).

24*               Powers of Attorney.

* Filed herewith

                                                            EXHIBIT 5


                                  May 28, 2004

The ServiceMaster Company
3250 Lacey Road, Suite 600
Downers Grove, Illinois 60515-1700

         Re: $20,000,000 of deferred compensation obligations under the ServiceMaster Deferred Compensation Plan
                  -----------------------------------------

Ladies and Gentlemen:

         I am General Counsel for The ServiceMaster Company, a Delaware corporation ("ServiceMaster"), and have acted as counsel for ServiceMaster in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $20,000,000 of deferred compensation obligations (the "Registered Obligations") to be issued under the ServiceMaster Deferred Compensation Plan (the "Plan").

         I am familiar with the Plan and the Registration Statement. I have also examined originals, or copies of originals certified or otherwise identified to my satisfaction, of ServiceMaster's corporate records. I have examined such questions of law and have satisfied myself to such matters of fact as I have deemed relevant and necessary as a basis for the opinions expressed herein. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

         Based upon the foregoing, I am of the opinion that:

         1. ServiceMaster is duly incorporated and validly existing under the laws of the State of Delaware.

         2. Each of the Registered Obligations will be validly issued and binding obligations of ServiceMaster when (i) such Registration Statement shall have become effective under the Securities Act; and (ii) such Registered Obligations shall have been duly issued in accordance with the terms of the Plan.

         This opinion letter is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. I express no opinion as to the application of the securities or blue sky laws of the various states or the District of Columbia to the issuance of the Registered Obligations.

         I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules and regulations promulgated by the Commission.

                                Very truly yours,


                                /s/ Jim L. Kaput
                                ---------------------------
                                Jim L. Kaput
                                Senior Vice President and
                                General Counsel

                                                          EXHIBIT 23.1

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The ServiceMaster Company on Form S-8 of our reports dated March 15, 2004 (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of Statement No. 13 and Technical Corrections," and the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets"), appearing in and incorporated by reference in the Annual Report on Form 10-K of The ServiceMaster Company for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
Chicago, Illinois
May 26, 2004

                                                          EXHIBIT 24

                                POWER OF ATTORNEY

         I hereby appoint each of Jonathan P. Ward, Ernest J. Mrozek and Jim L. Kaput, any of them, or any other person occupying the office of Chairman, Chief Executive Officer, Chief Financial Officer or General Counsel with The ServiceMaster Company ("ServiceMaster") at the time any action hereby authorized shall be taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my "authorized representative") acting alone to sign and file on my behalf in all capacities I may at any time have with ServiceMaster (including but not limited to the position of director or any officer position) the Registration Statement prepared under the Securities Act of 1933 identified in this Power of Attorney and any amendment to any such Registration Statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with the Registration Statement identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such Registration Statement.

         This Power of Attorney applies to a Registration Statement on Form S-8 that registers deferred compensation obligations to be offered and sold pursuant to the ServiceMaster Deferred Compensation Plan.

         This instrument shall remain in effect until the earlier to occur of
(i) my cessation of service as a director or officer of ServiceMaster and (ii) my giving written notice to ServiceMaster's Chairman, Chief Executive Officer, Chief Financial Officer or General Counsel of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such cessation of service or delivery of such revocation.

         The law of the State of Illinois shall govern this instrument.

Dated:  April 30, 2004


/s/  Paul W. Berezny                                 /s/  James D. McLennan
----------------------------------------             ----------------------
   Paul W. Berezny                                   James D. McLennan

/s/ John L. Carl                                     /s/  Dallen W. Peterson
----------------------------------------             -----------------------
   John L. Carl                                      Dallen W. Peterson

/s/ Brian Griffiths                                 /s/ Betty Jane Scheihing
----------------------------------------            -----------------------
   Brian Griffiths                                  Betty Jane Scheihing

/s/  Sidney E. Harris                               /s/  David K. Wessner
----------------------------------------            ---------------------
   Sidney E. Harris                                 David K. Wessner

----------------------------------------
   Roberto R. Herencia

/s/  Herbert P. Hess
----------------------------------------
   Herbert P. Hess